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                                                                    EXHIBIT 99.1

                    [WESTERN DIGITAL CORPORATION LETTERHEAD]


April 6, 2001


To the Stockholders of Western Digital Corporation:


        This letter is to notify you that effective April 6, 2001, Western Digital Corporation established a holding company organizational structure. The holding company was established to provide the company greater administrative and operational flexibility and does not change your proportional interest in the consolidated company. While you now hold shares in the holding company, your rights and interests have not changed. Attached please find a description of the holding company structure.

        In connection with the establishment of the holding company, the Board of Directors of the holding company adopted a stockholder rights plan based on the rights plan of Western Digital in effect immediately prior to the formation of the holding company. We believe a stockholder rights plan helps assure that all Western Digital stockholders receive maximum value in the event of an attempted or actual takeover of Western Digital.

        YOU DO NOT NEED TO TAKE ANY ACTION. YOUR EXISTING STOCK CERTIFICATES WILL CONTINUE TO REPRESENT YOUR INTEREST IN THE HOLDING COMPANY.

        Thank you for your continued support of Western Digital.


Sincerely,


/s/ Thomas E. Pardun                       /s/ Matthew E. Massengill
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    THOMAS E. PARDUN                           MATTHEW E. MASSENGILL
    CHAIRMAN OF THE BOARD                      PRESIDENT AND CHIEF EXECUTIVE
                                               OFFICER


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                           QUESTIONS AND ANSWERS ABOUT
                          THE HOLDING COMPANY FORMATION


Q.      HOW WAS THE HOLDING COMPANY ESTABLISHED?

A. The holding company organizational structure was effected pursuant to Delaware corporation law Section 251(g), which permits a company to create a holding company structure without a stockholder vote. The reorganization was implemented pursuant to an Agreement and Plan of Merger to Form Holding Company among:

               - Western Digital Technologies, Inc., which, at the time of the holding company formation, changed its name from Western Digital Corporation, and which prior to the holding company formation was the public company in which you held shares;

               - Western Digital Corporation, the new holding company, which prior to the holding company formation was a direct wholly-owned subsidiary of Western Digital Technologies and is the new public company in which you own shares; and

               - WD Merger Sub, Inc., a wholly-owned subsidiary of the new holding company, which merged into Western Digital Technologies, with Western Digital Technologies as the surviving corporation in the Merger.

        The Merger Agreement provided for the merger of WD Merger Sub with and into Western Digital Technologies, with Western Digital Technologies continuing as the surviving corporation as a wholly-owned subsidiary of Western Digital Corporation. The holding company formation was consummated on April 6, 2001.

Q.      IN WHICH COMPANY DO I NOW HOLD SHARES?

A. You now hold shares in a corporation named "Western Digital Corporation." It is a holding company. It is a new corporation, but has the same name as the old public corporation. The old corporation has been renamed "Western Digital Technologies, Inc." By virtue of the holding company formation, all of Western Digital Technologies' outstanding capital stock was converted, on a share for share basis, into capital stock of the new holding company, Western Digital Corporation. As a result, each stockholder of Western Digital Technologies became the owner of an identical number of shares of capital stock of Western Digital Corporation. Additionally, each outstanding option and warrant to purchase shares of Western Digital Technologies' common stock was automatically converted into an option or warrant to purchase, upon the same terms and conditions, an identical number of shares of Western Digital Corporation common stock.

Q. ARE THE SHARES OF THE NEW HOLDING COMPANY, WESTERN DIGITAL CORPORATION, PUBLICLY TRADED?

A. Yes. Western Digital Corporation's common stock will continue to be listed on the New York Stock Exchange under the symbol "WDC," without interruption.

Q.      HAVE MY RIGHTS AND INTERESTS IN THE SHARES CHANGED?

        No. In the holding company formation each stockholder received securities of the same class, evidencing the same proportional interests in Western Digital Corporation and having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions, as those the stockholder held in Western Digital Technologies. As required by Section 251(g) of the Delaware corporation law, the provisions of the certificate of incorporation and bylaws of Western Digital Corporation are substantially identical to those of Western Digital Technologies prior to the holding


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        company formation. The authorized capital stock of Western Digital
        Corporation is identical to that of Western Digital Technologies immediately prior to the holding company formation. The directors and executive officers of Western Digital Corporation are the same individuals who were directors and executive officers, respectively, of Western Digital Technologies immediately prior to the holding company formation.

Q.      WHAT HAPPENED TO THE RIGHTS ASSOCIATED WITH MY COMMON STOCK?

A. In connection with the holding company formation, Western Digital Technologies terminated its rights plan which provided for the issuance of rights to purchase shares of its Series A Junior Participating Preferred Stock to holders of Western Digital Technologies' common stock pursuant to the Rights Agreement, dated as of October 15, 1998, between Western Digital Technologies and American Stock Transfer & Trust Company, as Rights Agent, as amended. Western Digital Corporation has entered into a new Rights Agreement, dated as of April 6, 2001, between Western Digital Corporation and American Stock Transfer & Trust Company, as Rights Agent, pursuant to which holders of Western Digital Corporation's common stock following the holding company formation on April 6, 2001 received one right to purchase a fraction of a share of Western Digital Corporation's Series A Junior Participating Preferred Stock for each share of Western Digital Corporation common stock owned. The new Rights Agreement is substantially the same as the old Rights Agreement, except that the exercise price has been reduced from $150.00 to $50.00 per share, and the expiration date for the new Rights Agreement is April 6, 2011, extending the old expiration date of October 14, 2008. As under the old Rights Agreement, until the occurrence of certain events specified in the new Rights Agreement, the new Rights will be represented by the certificates for the outstanding shares of Western Digital Corporation common stock, are not transferable separately from the associated shares of Western Digital Corporation common stock and are automatically transferred upon transfer of the associated common stock.

Q. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE HOLDING COMPANY FORMATION ON STOCKHOLDERS?

A. The holding company formation is a tax-free transaction under the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes stockholders will not recognize any gain or loss as a result of the consummation of the holding company formation. In addition, a stockholder's basis and holding period for each share of stock of the new public holding company will be the same as the basis and holding period of the corresponding share of stock in the old public company.

Q. AM I ENTITLED TO VOTE ON THE HOLDING COMPANY FORMATION OR TO RECEIVE APPRAISAL RIGHTS?

A. No. Pursuant to Section 251(g) of the Delaware corporation law, stockholder approval of the holding company formation was not required. Also, our stockholders are not entitled to appraisal rights in connection with the holding company formation.

Q.      WHO CAN ANSWER MY ADDITIONAL QUESTIONS?

A. If you have more questions about the holding company formation, please contact:

                              Michael A. Cornelius
                     Vice President, Law and Administration
                           WESTERN DIGITAL CORPORATION
                             20511 Lake Forest Drive
                          Lake Forest, California 92630
                                 (949) 672-7000


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